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                                                                EXHIBIT 23.2 (a)


                        CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 relating to Debt Securities and Debt Warrants, Preferred Shares, Depositary Shares and Preferred Share Warrants, Common Stock and Common Stock Warrants, and Currency Warrants of our report dated January 18, 1994, except as to Note 1, which is as of January 28, 1994, relating to the consolidated financial statements of Continental Bank Corporation, which report is included in Continental Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, and which report is incorporated by reference in the Current Report on Form 8-K dated March 21, 1994 of BankAmerica Corporation. We also consent to the reference to our firm as experts in accounting and auditing in Item 5 of such Form 8-K and in the section "Experts" of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Chicago, Illinois
August 17, 1994